Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated June 28, 2024, with respect to the consolidated financial statements and financial statement schedule II of American Software Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Atlanta, Georgia
August 26, 2024